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                                                                    EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1998 Employee Qualified Stock Purchase Plan and the 1996 Stock Plan, as amended, of Autodesk, Inc. of our reports dated February 24, 1998, with respect to the consolidated financial statements of Autodesk, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31, 1998 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                              /s/ Ernst & Young LLP
San Jose, California
August 31, 1998